UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2013

STW RESOURCES HOLDING CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-52654	20-3678799
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
619 West Texas Avenue, Suite 126, Midland, Texas		79701
Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (432) 686-7777

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 4 – Matters Related to Accountants and Financial Statements
Item 4.01  Changes in Registrant's Certifying Accountant

Previous Independent Registered Public Accounting Firm

1.	On October 25, 2013, KMJ Corbin & Company LLP ("KMJ") resigned as independent registered public accounting firm of STW Resources Holding Corp. (the “Registrant").

2.
The report of KMJ on the Registrant’s consolidated financial statements as of and for the years ended December 31, 2012 and 2011, contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle except to indicate that the cumulative data of the Company for the period from January 28, 2008 (date of inception) to December 31, 2010 in the consolidated statements of operations, shareholders' equity (deficit) and cash flows was unaudited and there was substantial doubt about the Registrant’s ability to continue as a going concern.

3.	The board of directors of the Registrant discussed the resignation with KMJ and accepted such resignation.

4.
During the Registrant's two most recent fiscal years and any subsequent interim period preceding the resignation on October 25, 2013, (a) there were no disagreements between the Registrant and KMJ on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of KMJ, would have caused KMJ to make reference to the subject matter of the disagreement(s) in connection with its report and (b) there were no "reportable events" as described in Item 304(a)(1)(v) of Regulation S-K.

5.
The Registrant provided KMJ with a copy of the disclosures it is making in this Form 8-K in response to this Item 4.01.  The Registrant has also requested KMJ to furnish the Registrant with a letter addressed to the Securities and Exchange Commission stating whether or not KMJ agrees with the statements made by the Registrant and, if not, stating the respects in which it does not agree.  A copy of KMJ's letter is attached as Exhibit 16.1 to this Form 8-K.

The Registrant is actively looking for a new audit firm and will file another Current Report on Form 8-K when such new firm is retained.

Section 9 - Financial Statements and Exhibits
Item 9.01  Exhibits

Exhibit No.	Description
16.1	Letter from KMJ Corbin & Company LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 31, 2013	STW Resources Holding Corp.

	By:	/s/ Stanley Weiner
Stanley Weiner, CEO